EXHIBIT 99.8


                                ESSEX CORPORATION

                          REGISTRATION RIGHTS AGREEMENT

         This Agreement dated as of February 28, 2003 is entered into by and among Essex Corporation, a Virginia corporation ("ESSEX"), and the Persons identified on SCHEDULE I hereto and their permitted successors, assignees or transferees (the "SHAREHOLDERS").

                                    RECITALS

         WHEREAS, Essex, SDL Acquisition, Inc., a Maryland corporation and wholly owned subsidiary of Essex (the "PURCHASER"), Sensys Development
Laboratories, Inc. (the "COMPANY") and certain principal shareholders of the Company (the "Principal Shareholders") have entered into an Agreement and Plan of Merger (the "PLAN"), of even date herewith, pursuant to which (i) the Purchaser will merge with and into the Company (the "MERGER") and (ii) the Shareholders will receive, INTER ALIA, shares of Common Stock (capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the
Plan); and

         WHEREAS, in order to induce the Shareholders to vote in favor of the Merger and the Plan, and to induce the Company to enter into the Plan and as a condition thereof, Essex has agreed to grant the securities registration rights to the Shareholders set forth herein;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1.       CERTAIN DEFINITIONS.

         As used in this Agreement, the following terms shall have the following respective meanings:

                  "COMMISSION" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

                  "COMMON STOCK" means the common stock of Essex.

                  "ESCROW AGREEMENT" means the escrow agreement of even date herewith by and among Essex, the escrow agent and the Principal Shareholders.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

                  "PROSPECTUS" means the prospectus included in any Shelf Registration Statement, as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.


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                  "REGISTRABLE  SHARES" means  1,104,907  shares of Common Stock issued to the Shareholders in connection with the Merger; PROVIDED that following the Release Date "Registrable Shares" shall be adjusted to reflect the actual number of shares of Common Stock finally released to the Principal Shareholders pursuant to the Plan and the Escrow Agreement, and (ii) any other shares of Common Stock issued in respect of such shares (because of stock
splits,  stock  dividends,  reclassifications,   recapitalizations,  or  similar
events); PROVIDED, HOWEVER, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon (i) any sale pursuant to a Shelf Registration Statement or Rule 144 under the Securities Act or (ii) any sale in any manner to a person or entity which, by virtue of Section 3 of this Agreement, is not entitled to the rights provided by this Agreement.

                  "RELEASE DATE" means the date on which shares of Common Stock securing the Principal Shareholders' indemnification obligations under the Plan are released to the Principal Shareholders pursuant to the terms and conditions of the Plan and the Escrow Agreement.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

                  "SHELF REGISTRATION STATEMENT" means a registration statement of Essex filed with the Commission on Form SB-2 or S-2 or, if available, Form S-3 (or any successors thereto) for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Commission) covering the Registrable Shares.

                  "SELLING SHAREHOLDER" means any Shareholder owning Registrable Shares included in a Shelf Registration Statement.

                  "UNDERWRITTEN OFFERING" means an offering registered under the Securities Act in which securities of Essex are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public

2.       REGISTRATION RIGHTS

2.1      SHELF REGISTRATION.

(a) FILING OF SHELF REGISTRATION STATEMENT. Within sixty (60) days from the date hereof, Essex (i) shall file a Shelf Registration Statement to register for resale the Registrable Shares and (ii) will use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective as promptly as possible after date of filing thereof.

                           (b)  EFFECTIVENESS,  ETC.  Essex  agrees  to use  its
reasonable best efforts to keep
the Shelf Registration Statement continuously effective for a period of four (4) years from the effective date thereof or, if earlier, until all of the Registrable Shares covered by a Shelf Registration Statement have been sold pursuant thereto. Essex further agrees to supplement or make amendments to the Shelf Registration Statement if required by (i) Section 2.2(b) hereof, (ii) the registration form utilized by Essex for such registration or by the instructions applicable to such registration form, or (iii) the Securities Act; PROVIDED, HOWEVER, that notwithstanding

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anything to the  contrary  herein  Essex will not be required to  supplement  or amend the Shelf Registration Statement until current financial information is available so long as Essex is in compliance with (x) the foregoing clauses (i) and (iii) and (y) its reporting obligations under the Exchange Act subsequent to the effective date.

                           (c)  UNDERWRITTEN  OFFERING  AT  THE  REQUEST  OF THE
PRINCIPAL SHAREHOLDERS. Upon the
written request of one or more Principal Shareholders (such Principal Shareholder or Principal Shareholders being referred to herein as the
"REQUESTING PRINCIPAL SHAREHOLDERS"), requesting that Essex amend the Shelf Registration Statement to the extent necessary for the offering of the Requesting Principal Shareholders' Registrable Shares pursuant to an Underwritten Offering, Essex will give prompt written notice of the requested Underwritten Offering to all other holders of Registrable Shares and thereupon Essex will use its best efforts to effect such amendment to a Shelf Registration Statement for an Underwritten Offering of (x) the Registrable Shares which Essex has been so requested to include in the Underwritten Offering by the Requesting Principal Shareholders and (y) all other Registrable Shares which Essex has been requested to include in the Underwritten Offering by the holders thereof by written request given to Essex within five (5) days after the giving of such written notice by Essex. Notwithstanding the foregoing, Essex shall have no obligation under this Section 2(c) unless the estimated aggregate offering price of the Registrable Shares requested for inclusion in such Underwritten Offering is $1,000,000 or more.

                           (d)  LIMITATION  ON  AMENDMENTS.  Essex  shall not be
required to amend the Shelf
Registration Statement pursuant to Section 2(c) hereof more than two (2) times in the aggregate; PROVIDED that each amendment so made shall have been effective to permit the sale in an Underwritten Offering of all of the Registrable Shares included in the Shelf Registration Statement for that purpose.

                           (e) SUSPENSION OF REGISTRATION. Upon (A) the issuance
by the SEC of a stop order
suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under
Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a "Material Event") as a result of which the Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the good faith determination of the Board of Directors of the Company that any registration of the Registrable Shares should be suspended because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company (such condition, a "Blackout Condition"):

                                    (i) in the case of clause (B) above, subject
to the next sentence, as
promptly as reasonably practicable, but in no event later than ten (10) days after the Material Event, prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such

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

Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, and, in the case of a post-effective amendment to the Registration Statement, subject to the next sentence, use their reasonable best efforts to cause it to become effective as promptly as practicable; and

                                    (ii)  give  prompt  notice  to each  Selling
Shareholder that the availability
of the Shelf Registration Statement is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, each Holder shall not sell any Registrable Shares pursuant to the Registration Statement until such Selling Shareholder's receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it (x) is advised in writing by the Company that the Prospectus may be used, and (y) has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus or, in connection with a Blackout Condition, the expiration of ninety (90) days from delivery of the relevant Deferral Notice (or sooner period as provided by the next sentence). Notwithstanding anything contained herein to the contrary, the Company may only suspend the Shelf Registration Statement once in any twelve (12) month period, for up to ninety (90) days (the "Maximum Blackout Period"), in connection with a Blackout Condition and the Company shall promptly give written notice of the fact that a Blackout Condition no longer exists.

The Company will use reasonable best efforts to ensure that the use of the Prospectus may be resumed or, if necessary, to effect registration of the Registrable Shares covered by the withdrawn or postponed registration statement in accordance with this Agreement (x) in the case of clause (A) above, as promptly as practicable, (y) in the case of clause (B) above, as soon as, in the sole judgment of the Company, public disclosure of such Material Event would not be prejudicial or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter and (z) in the case of clause (C) above, as soon as the earlier such time as the Blackout Condition no longer exists, or the lapse of the Maximum Blackout Period.

2.2 REGISTRATION PROCEDURES. In connection with Essex's registration obligations pursuant to this Agreement, Essex shall, subject to the limitations set forth herein and to applicable law, use its reasonable best efforts to effect any such registration so as to permit the sale of the applicable Registrable Shares in accordance with the intended method or methods of distribution thereof in conformity with any required time period set forth herein, and in connection therewith Essex shall:

(a) furnish to each Selling Shareholder such reasonable numbers of copies of the Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Selling Shareholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such Selling Shareholder;

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(b)  use  its  commercially  reasonable  efforts  to  register  or  qualify  the
Registrable Shares under the securities or Blue Sky laws of such states as the Selling Shareholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Selling Shareholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the Selling Shareholder; PROVIDED, HOWEVER, that Essex shall not be required in connection with this subparagraph (ii) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

(c) cause all such Registrable Shares to be listed on each securities exchange or automated quotation system on which similar securities issued by Essex are then listed;

(d) provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of the Shelf Registration Statement;

(e) make available for inspection by the Selling Shareholders, any managing underwriter participating in any disposition pursuant to the Shelf Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Selling Shareholders, all financial and other records, pertinent corporate documents and properties of Essex and cause Essex's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Shelf Registration Statement;

(f) notify each Selling Shareholder, promptly after it shall receive notice thereof, of the time when the Shelf Registration Statement has become effective or a supplement to any Prospectus forming a part of such Shelf Registration Statement has been filed; and (g) notify each seller of such Registrable Shares of any request by the Commission for the amending or supplementing of the Shelf Registration Statement or Prospectus.

2.3 ALLOCATION OF EXPENSES. Essex will pay all Registration Expenses for all registrations under this Agreement. For purposes of this Section, the term "Registration Expenses" shall mean all expenses incurred by Essex in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for Essex, and Blue Sky fees and expenses, but excluding underwriting discounts, selling commissions and the fees and expenses of Selling Shareholders' own counsel.

2.4      INDEMNIFICATION AND CONTRIBUTION.

(a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, Essex will indemnify and hold harmless each Selling Shareholder, each underwriter of such Registrable Shares, and each other person, if any, who controls such Selling Shareholder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Selling Shareholder, underwriter or controlling person may become subject under the

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Securities  Act,  the  Exchange  Act,  state  securities  or  Blue  Sky  laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary Prospectus or final Prospectus contained in the Shelf Registration Statement, or any amendment or supplement to such Shelf Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and Essex will reimburse such Selling Shareholder, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such Selling Shareholder, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that Essex will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Shelf Registration Statement, preliminary Prospectus or Prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to Essex, in writing, by or on
behalf  of  such  Selling   Shareholder,   underwriter  or  controlling   person
specifically for use in the preparation thereof.

(b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each Selling Shareholder, severally and not jointly, will indemnify and hold harmless Essex, each of its directors and officers and each underwriter (if any) and each person, if any, who controls Essex or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which Essex, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement, any preliminary Prospectus or final Prospectus contained in the Registration Statement, or any amendment or supplement to the Shelf Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to such Selling Shareholder furnished in writing to Essex by or on behalf of such Selling Shareholder specifically for use in connection with the preparation of such Shelf Registration Statement, Prospectus, amendment or supplement; PROVIDED, HOWEVER, that the obligations of a Selling Shareholder hereunder shall be limited to an amount equal to the net proceeds to such Selling Shareholder of Registrable Shares sold in connection with such registration.

(c) Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; PROVIDED, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, PROVIDED, FURTHER, that the failure of any Indemnified Party to give notice as provided herein shall not

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relieve the Indemnifying  Party of its obligations  under this Section except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party's expense; PROVIDED, HOWEVER, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; PROVIDED FURTHER that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 2.4 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of Essex on the one hand and the Selling Shareholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of Essex and the Selling Shareholders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by Essex or the Selling Shareholders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Essex and the Selling Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 2.4 were determined by PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph of Section 2.4, (a) in no case shall any one Selling Shareholder be liable or responsible for any amount in excess of the net proceeds received by such Selling Shareholder from the offering of Registrable Shares and (b) Essex shall be liable and responsible for any amount in excess of such proceeds; PROVIDED, HOWEVER, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld.

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2.5  INFORMATION BY HOLDER.  Each holder of Registrable  Shares  included in any registration shall furnish to Essex such information regarding such holder and the distribution proposed by such holder as Essex may reasonably request in
writing  and  as  shall  be  required  in  connection  with  any   registration,
qualification or compliance referred to in this Agreement.

2.6      "STAND-OFF" AGREEMENT; CONFIDENTIALITY OF NOTICES.
         -------------------------------------------------

                           (a) Each  Shareholder,  if requested by Essex and the
managing underwriter of an
underwritten public offering by Essex of Common Stock, shall not sell or otherwise transfer or dispose of any Registrable Shares or other securities of Essex held by such Shareholder for a period of 90 days following the effective date of a registration statement filed by Essex to register securities for sale by Essex; PROVIDED, that all shareholders of Essex then holding at least five percent (5%) of the outstanding Common Stock (on an as-converted or as-exercised basis) and all officers and directors of Essex enter into similar agreements.

                           (b) Essex may impose stop-transfer  instructions with
respect to the Registrable
Shares or other securities subject to the foregoing restriction until the end of such 90-day period.

                           (c) Any Shareholder receiving any written notice from
Essex regarding Essex's
plans to file a registration statement shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement.

2.7      RULE 144 REQUIREMENTS. Essex agrees to:
         ---------------------

(a) make and keep current public information about Essex available, as those terms are understood and defined in Rule 144;

(b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of Essex under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) furnish to any holder of Registrable Shares upon request (i) a written statement by Essex as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of Essex, and (iii) such other reports and documents of Essex as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

2.8 TERMINATION. All of Essex's obligations to register Registrable Shares under Sections 2.1 of this Agreement shall terminate four (4) years after the date of this Agreement.

3. TRANSFERS OF RIGHTS. This Agreement, and the rights and obligations of the Shareholders hereunder, may be not be assigned without the prior written consent of Essex except in connection with the transfer by a Principal Shareholder of at least 100,000 Registrable Shares by such Principal Shareholder provided such transferee agrees in writing to be bound by

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this Agreement in which event such transferee  shall be a "Selling  Shareholder"
for all purposes hereof.

4. GENERAL.

(a) SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(b) SPECIFIC PERFORMANCE. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Purchaser shall be entitled to specific performance of the agreements and obligations of Essex hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

(c) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland (without reference to the conflicts of law provisions thereof).

(d) NOTICES. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

                  If to  Essex, at  9150  Guilford  Road,  Columbia,  MD  21046,
Attention: President and Chief Executive Officer, or at such other address or addresses as may have been furnished in writing by Essex to the Purchaser, with a copy to D. Scott Freed, Esquire, Whiteford, Taylor & Preston L.L.P., Seven St. Paul Street, Baltimore, Maryland 21202; or

                  If to any  Selling  Shareholders,  at the address set forth in
Schedule I hereto or at such other address or addresses as may have been furnished to Essex in writing by any Selling Shareholder.

                  Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

(e) COMPLETE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

(f) AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of Essex and the holders of at least 51% of the Registrable Shares held by all of the Shareholders. Any such amendment, termination or waiver effected in accordance with this Section 4(f) shall be binding on all parties hereto, even if they do not execute such consent and Essex. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

(g) PRONOUNS. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(h) COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

(i) SECTION HEADINGS. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.


                      [SIGNATURE PAGES IMMEDIATELY FOLLOW]

         Executed as of the date first written above.

                              COMPANY:

                              ESSEX CORPORATION

                              By:  /S/ LEONARD E. MOODISPAW
                              ----------------------------------------
                                 Leonard E. Moodispaw
                                 President and Chief Executive Officer

                              SELLING SHAREHOLDERS:



                              /S/ JAMES A. KATRA                      (SEAL)
                              ----------------------------------------
                              James A. Katra



                              /S/ JEFFERY M. BROWN                    (SEAL)
                              ----------------------------------------
                              Jeffery M. Brown



                              /S/ DAVID W. MORSBERGER                 (SEAL)
                              ----------------------------------------
                              David W. Morsberger



                              /S/ ROBERT J. HILTON                    (SEAL)
                              ----------------------------------------
                              Robert J. Hilton



                              /S/ RICHARD B. TABER, JR.               (SAL)
                              ----------------------------------------
                              Richard B. Taber, Jr.


                              /S/ ROBERT F. WELTE                     (SEAL)
                              ----------------------------------------
                              Robert F. Welte


                              /S/ LAWRENCE H. YOUNG                   (SEAL)
                              ----------------------------------------
                              Lawrence H. Young

                              /S/ MARK G. FROEHLY                     (SEAL)
                              ----------------------------------------
                              Mark G. Froehly



                              /S/ ANTHONY F. ZAUKUS                   (SEAL)
                              ----------------------------------------
                              Anthony F. Zaukus



                              /S/ MARK D. NICHOLS                     (SEAL)
                              ----------------------------------------
                              Mark D. Nichols



                              /S/ RICHARD E. KRAUS, JR.               (SEAL)
                              ----------------------------------------
                              Richard E. Kraus, Jr.